Exhibit 99.1

Ratification of the Grant of Certain Restricted Stock Units

WHEREAS, as set forth in greater detail below, the undersigned have been advised that upon a review of the Company’s records, it was determined that certain corporate actions, including certain purported rights issuances, may not have been effective and the Board and the Compensation Committee desire to ratify such corporate acts and rights issuances pursuant to Section 204 of the Delaware General Corporation Law (“DGCL”) (“Section 204”) and pursuant to the common law, as applicable.

WHEREAS, pursuant to Section 157(c) of the DGCL, a board of directors may adopt a resolution to delegate to a person or body, in addition to the board of directors, the authority to enter into 1 or more transactions to issue rights or options, provided that such resolution fixes certain parameters for such delegation.

WHEREAS, on October 29, 2020, the Board appointed the Compensation Committee as the “Committee” under the AudioEye, Inc. 2020 Equity Incentive Plan (the “2020 Plan”).

WHEREAS, on December 5, 2020, the Compensation Committee, as the Committee under the 2020 Plan, delegated (the “Grant Committee Delegation”) to a committee comprised solely of David Moradi, the Chief Executive Officer of the Company (the “Grant Committee”), the authority to determine, grant and administer awards pursuant to the 2020 Plan to employees of the Company whose annual base salary is $200,000 or less and who are not ‘executive officers’ of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), ‘officers’ of the Company (as defined in Rule 16a-1 under the Exchange Act), or members of the Grant Committee through the date of the 2022 Annual Meeting of Stockholders of the Company.

WHEREAS, on January 14, 2021, the Compensation Committee, as the Committee under the 2020 Plan, delegated to the Grant Committee the authority to determine performance goals with respect to performance-based equity awards, whether previously granted or to be granted, to employees or consultants under all equity incentive plans of the Company and to determine whether any such performance goals have been met, other than equity awards granted to executive officers or directors.

WHEREAS, the 2022 Annual Meeting of Stockholders of the Company was held on May 20, 2022, and between June 1, 2022 and April 9, 2025, the Company, acting via the Grant Committee, (i) awarded grants of restricted stock units (including both time-based and performance-based, collectively “RSUs”) in the amounts listed on Exhibit A attached hereto and (ii) made certain determinations regarding previously-granted RSUs to vest a portion thereof in excess of amounts earned or in advance of the scheduled vesting date (all of such grants in (i) and (ii), the “Grants”).

WHEREAS, Section 204 of the DGCL defines (i) a “defective corporate act” as any act or transaction purportedly taken on behalf of a corporation that is, and at the time such act was purportedly taken would have been, within the power of a corporation, but is void or voidable due to a failure of authorization, and (ii) “putative stock” as the shares of any class or series of capital stock of a corporation (including shares issued upon exercise of options, rights, warrants or other securities convertible into shares of capital stock of the corporation, or interests with respect thereto that were created or issued pursuant to a defective corporate act) that, but for any failure of authorization, would constitute valid stock.

WHEREAS, pursuant to Section 204 of the DGCL, no defective corporate act or putative stock shall be void or voidable solely as a result of a failure of authorization, if ratified pursuant to Section 204 of the DGCL.

WHEREAS, the Board and the Compensation Committee have determined that, while the resolutions of the Compensation Committee, acting as the Committee under the 2020 Plan, effecting the Grant Committee Delegation specified, in compliance with the requirements of Section 157(c) of the DGCL, a time period during which such rights or options could be awarded, the Grants are defective corporate acts because the Grants occurred outside of the time period specified in those resolutions and/or because certain determinations made by the Grant Committee related to the vesting of RSUs were not pursuant to the terms of the RSUs as originally granted and so were outside the Grant Committee’s delegated authority; further, the Grant Committee Delegation did not include certain parameters that were required following amendments to Section 157(c) of the DGCL in 2022, which resulted in Grants made after the effectiveness of such amendments being defective corporate acts.

WHEREAS, the Board and Compensation Committee have determined that it is advisable and in the best interests of the Company and its stockholders to approve and ratify the Grants, the issuance of shares of common stock upon settlement of any RSUs granted thereunder and the related putative stock in all respects.

WHEREAS, pursuant to Section 204(c) of the DGCL, the Company is not required to submit the ratification to the stockholders for approval.

WHEREAS, pursuant to Section 204(g) of the DGCL, the Company is required to give prompt notice of the ratification to all holders of valid stock, as of a date within 60 days of the adoption of these resolutions, which notice will be deemed to have been given if disclosed in a document publicly filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to §13, §14 or §15(d) of the Exchange Act (such notice, the “Notice”).

NOW, THEREFORE BE IT RESOLVED, that each of the individual grants and determinations comprising the Grants, as listed on Exhibit A, are the defective corporate acts to be ratified.

FURTHER RESOLVED, that the nature of the failure of proper authorization in respect of the Grants is the failure of the Grant Committee to exercise its authority within the specified time period during which such rights or options may be issued in accordance with the Board’s and Compensation Committee’s delegation of authority to the Grant Committee and Section 157(c) of the DGCL, or were outside the terms of the RSUs as originally granted and so were outside of the scope of the Grant Committee’s delegated authority, and, with respect to certain Grants, the failure of proper delegation of authority following the 2022 amendments of Section 157(c) of the DGCL.

FURTHER RESOLVED, that pursuant to Section 204 of the DGCL, the Board and the Compensation Committee, acting as the Committee under the 2020 Plan, hereby authorize, ratify and approve the Grants as specified in Exhibit A, as of the original grant or determination dates as applicable, and the issuance of shares of putative stock as of the original time of settlement of any RSUs granted thereunder, and such shares of putative stock shall be considered validly issued, fully paid and non-assessable at the time such shares were originally issued.

FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized to file the Notice pursuant the Exchange Act.

General Resolutions

FURTHER RESOLVED, that the officers of the Company (the “Authorized Officers”), be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such further actions, to execute and deliver or cause to be executed and delivered all such other documents, certificates, instruments and agreements, and to make such filings, with the SEC or otherwise, in the name and on behalf of the Company, to incur and pay all such fees and expenses and to engage in such acts as they shall in their judgment determine to be necessary, desirable or advisable in order to carry out fully the intent and purposes of the foregoing resolutions and the execution by the Authorized Officers of any such documents, certificates, instruments or agreements or the payment of any such fees and expenses or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor and the approval of the documents, certificates, instruments and agreements so executed, the expenses so paid, the filings so made and the actions so taken; and be it

FURTHER RESOLVED, that any and all actions heretofore taken by any officer, representative or director of the Company in connection with any matter referred to or contemplated in any of the foregoing resolutions are hereby approved, ratified and confirmed in all respects as the act and deed of the Company.

Exhibit A

List of Grants

RSU: Restricted Stock Unit (may be time-based or performance-based)

Grant Date	Number of RSUs
June 1, 2022	2231
June 1, 2022	892
June 1, 2022	2431
June 1, 2022	587
June 1, 2022	458
June 1, 2022	589
June 1, 2022	542
June 1, 2022	2333
June 1, 2022	200
June 1, 2022	3000
June 1, 2022	1500
June 1, 2022	2675
June 1, 2022	5416
June 1, 2022	469
June 1, 2022	542
June 1, 2022	1279
June 1, 2022	638
June 1, 2022	792
June 1, 2022	3141
June 1, 2022	2789
June 1, 2022	875
June 1, 2022	445
June 1, 2022	268
June 1, 2022	428
June 1, 2022	488
June 1, 2022	667
June 1, 2022	542
June 1, 2022	458
June 1, 2022	2783
June 1, 2022	542
June 1, 2022	4375
June 1, 2022	763
June 1, 2022	200

June 1, 2022	2500
June 1, 2022	2360
June 1, 2022	243
June 1, 2022	2243
June 1, 2022	1863
June 1, 2022	1667
June 1, 2022	200
June 1, 2022	200
June 1, 2022	1978
June 1, 2022	708
June 1, 2022	1917
June 1, 2022	200
June 1, 2022	2168
June 1, 2022	1333
June 1, 2022	1058
June 1, 2022	1792
June 1, 2022	708
June 1, 2022	4499
June 1, 2022	3000
June 1, 2022	1366
June 1, 2022	237
June 1, 2022	1700
June 1, 2022	4300
June 1, 2022	272
June 1, 2022	542
June 1, 2022	583
June 1, 2022	633
June 1, 2022	253
June 1, 2022	398
June 1, 2022	2424
June 1, 2022	1171
June 1, 2022	200
June 1, 2022	1750
June 1, 2022	2500
June 1, 2022	617
June 1, 2022	471
June 1, 2022	567
June 1, 2022	372
June 1, 2022	2622
June 1, 2022	2333

June 1, 2022	1000
June 1, 2022	200
June 1, 2022	688
June 1, 2022	575
June 1, 2022	583
June 1, 2022	2634
June 1, 2022	1947
June 1, 2022	583
June 1, 2022	1888
June 1, 2022	708
June 1, 2022	583
June 1, 2022	917
July 8, 2022	217
September 6, 2022	3000
September 6, 2022	3090
September 6, 2022	1125
September 6, 2022	2667
September 6, 2022	416
September 6, 2022	583
September 6, 2022	2500
September 6, 2022	3267
September 6, 2022	916
January 8, 2023	1458
January 8, 2023	792
January 8, 2023	792
January 8, 2023	583
January 8, 2023	625
January 8, 2023	10000
March 16, 2023	500
March 16, 2023	542
March 16, 2023	583
March 16, 2023	667
March 16, 2023	688
March 16, 2023	2000
March 16, 2023	1167
March 16, 2023	2667
March 16, 2023	3333
March 16, 2023	5000
March 16, 2023	7500
April 17, 2023	5000
April 10, 2023	2750
April 26, 2023	6600

June 1, 2023	6000
May 1, 2023	6900
April 26, 2023	1916
August 4, 2023	1083
August 4, 2023	1083
August 4, 2023	750
August 4, 2023	1500
August 4, 2023	750
August 4, 2023	1500
August 4, 2023	1833
August 4, 2023	2833
August 4, 2023	3083
August 4, 2023	4340
November 17, 2023	2250
November 17, 2023	5866
November 17, 2023	1083
November 17, 2023	1083
November 17, 2023	2083
November 17, 2023	2166
November 17, 2023	2333
November 17, 2023	750
January 18, 2024	2000
January 18, 2024	3000
January 18, 2024	3000
January 18, 2024	3000
January 18, 2024	4000
January 18, 2024	5000
January 18, 2024	2000
January 18, 2024	5000
January 18, 2024	1833
January 18, 2024	1083
January 18, 2024	542
January 18, 2024	625
January 18, 2024	728
January 18, 2024	9333
January 18, 2024	1083
January 18, 2024	5000
April 18, 2024	6993
June 25, 2024	667
June 25, 2024	542
June 25, 2024	2166
June 25, 2024	625
June 25, 2024	139

June 25, 2024	153
June 25, 2024	153
June 25, 2024	666
June 25, 2024	165
September 6, 2024	170
September 6, 2024	153
September 6, 2024	467
September 6, 2024	2000
September 6, 2024	181
September 6, 2024	125
September 6, 2024	236
September 6, 2024	583
September 6, 2024	330
September 6, 2024	288
September 6, 2024	376
September 6, 2024	389
September 6, 2024	848
September 6, 2024	314
December 16, 2024	171
December 16, 2024	615
December 16, 2024	525
December 16, 2024	444
December 16, 2024	460
December 16, 2024	556
December 16, 2024	264
December 16, 2024	450
December 16, 2024	208
December 16, 2024	106
December 16, 2024	117
December 16, 2024	188
December 16, 2024	211
December 16, 2024	1377
April 9, 2025	577
April 9, 2025	278
April 9, 2025	264
April 9, 2025	222
April 9, 2025	181
April 9, 2025	778
April 9, 2025	839
April 9, 2025	1625
April 9, 2025	194
April 9, 2025	675
April 9, 2025	194

April 9, 2025	319
April 9, 2025	430
April 9, 2025	5000
April 9, 2025	3811

Determination Date	Number of RSUs
April 18, 2023	4858
November 29, 2023	5000
August 29, 2024	90
August 29, 2024	1846
November 14, 2024	1875
December 16, 2024	286
December 16, 2024	249
March 13, 2025	521
March 13, 2025	844
May 21, 2025	165